POWER OF ATTORNEY

         Know all by these presents, that the undersigned, Filippo Passerini, hereby constitutes and appoints each of Roger E. Schwed and Joli Lyn Gross of United Rentals, Inc. (the "Company") and Frank Aquila and Andrew Soussloff of Sullivan & Cromwell LLC ("Sullivan & Cromwell"), each signing singly, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned the Form ID application required to be filed with the U.S. Securities and Exchange Commission (the "SEC") in order to obtain SEC EDGAR filing codes (the "Form ID");

         (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and any amendments thereto (the "Section 16 Reports"), in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Section 16 Law"); and

         (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form ID and any such Section 16 Reports, and file (or cause to be filed) the same with the SEC.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company or Sullivan & Cromwell assuming, any of the undersigned's responsibilities to comply with the Section 16 Law.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; provided, however, that if any person named as attorney-in-fact ceases to be associated with the Company or Sullivan & Cromwell, as the case may be, this Power of Attorney will automatically be revoked with respect to such person.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January 2009.


                           Signature:   /s/ Filippo Passerini
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                           Print Name:  Filippo Passerini
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